UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2023

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices) (Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	UNM	New York Stock Exchange
6.250% Junior Subordinated Notes due 2058	UNMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 4, 2023, the Board of Directors of Unum Group (the “Company”) adopted amendments to the Company's Amended and Restated Bylaws (the “Bylaws”).

Article II, Section 4 of the Bylaws was amended to allow for the adjournment of a meeting of stockholders without notice in accordance with Delaware law. Article II, Section 5 of the Bylaws was amended to reserve the white proxy card for exclusive use by the Company. Article II, Section 7 of the Bylaws was amended to remove the requirement that the Company make a list of stockholders available for inspection during a meeting of stockholders. Article III, Section 2 of the Bylaws was amended to address compliance with the provisions of Rule 14a-19 promulgated under the Securities Exchange Act of 1934 for stockholders who solicit proxies in support of a stockholder nominee for election to the Board of Directors. In addition, certain other technical and non-substantive amendments were made in various sections of the Bylaws.

The above description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Unum Group, effective March 4, 2023.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: March 7, 2023	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel, and
Corporate Secretary